Exhibit 23.1


                 Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-44337) pertaining to the Employee Stock Purchase Plan of CTC Communications Corp. and the Registration Statement (Form S-8 No. 333-17613) pertaining to the 1996 Stock Option Plan of CTC Communications Corp. of our report dated May 12, 1997, with respect to the financial statements and schedule of CTC Communications Corp. included in the Annual Report (Form 10-K) for the year ended March 31, 1997.


                                       /s/ ERNST & YOUNG LLP

                                           ERNST & YOUNG LLP


Boston, Massachusetts
June 20, 1997